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EXHIBIT 4.5 - FORM OF PRIVATE PLACEMENT FINANCING CONVERTED
UNITS REGISTRATION RIGHTS AGREEMENT


                             CONVERTED UNITS
                      REGISTRATION RIGHTS AGREEMENT

          AGREEMENT, dated as of the ____ day of __________, 1996, between _____________________________________, residing at
_____________________________________________________________, as
the holder (the "Holder") of the Company's 10% unsecured subordinated convertible notes, due December 30, 1997 (the "Notes), issued pursuant to the Confidential Private Placement Memorandum of the Company dated July 18, 1996 (the "Memorandum"), and NAVIDEC, Inc., having its executive office and principal place of business at 14 Inverness Drive, Building F, Suite 116, Englewood, CO 80112 (the "Company").

          WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Units issuable to the Holder upon conversion of the Notes (the "Registrable Securities"), each Unit consisting of one share of the Company's no par value Common Stock ("Common Stock" or the "Common Shares"), and one redeemable warrant to purchase one Common Share ("Warrant");

          NOW, THEREFORE, the parties hereto mutually agree as follows:

     1. Registration Rights. The Company intends to prepare and file a Registration Statement under the Securities Act of 1933, as amended (the "Act"), relating to the initial public offering of the Company's Common Stock (the "Public Offering"), including the Units and the components of the Units, and to use its best efforts to cause such Registration Statement to become effective within twelve months following the initial closing date of the sale of the Notes. The Company shall include all of the Registrable Securities issuable to the Holder in the Registration Statement relating to the Public Offering to permit the sale or other disposition by the Holder of the Registrable Securities so registered. The Holder will not sell, however, pursuant to the Registration Statement or otherwise for a period of ten months after consummation of the Public Offering any Registrable Securities in excess of such number of Units, or components of Units, which will provide gross proceeds (based on the underwritten public offering price of Common Stock


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sold in the Public Offering) from the sale thereof equal to the aggregate principal amount of Notes initially purchased by the Holder from the Company pursuant to the Memorandum.

     2. Underwritten Offering. If requested by the managing underwriter in the Public Offering, all or part of the Registrable Securities determined by the managing underwriter shall be included in the underwriting on the same terms and conditions as like securities are being sold through underwriters in the Public
Offering.

     3. Additional Terms. The following provisions shall be applicable to the Registration Statement filed pursuant to Paragraph 1 of this Agreement:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as practicable and, if any stop order shall be issued by the SEC in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the Public Offering, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of its Registrable Securities. The Company will use its reasonable efforts to qualify the Registrable Securities for sale in such states as the Holder shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request. The Company shall maintain the Registration Statement in effect for so long as the Registrable Securities remain unsold, provided, however, that the Company shall not be required to keep such Registration Statement effective, and it may deregister any unsold Registrable Securities, if, in the opinion of counsel to the Company, such shares may then be sold pursuant to the provisions of Rule 144 under the Act.


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          (b) The Company shall bear the entire cost and expense of
any registration of the Registrable Securities; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by him in connection with such registration and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by him pursuant thereto.

          (c) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for the Holder any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any post-effective amendment to such Registration Statement, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Act and each officer, director, employee and agent of such underwriter. The Holder and any such underwriter and other person, shall be obligated to indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter or other person expressly for use therein.

          (d) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect


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to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (e) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell his Registrable Securities.

          (f) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

     4.   Governing Law.

          (a) The Registrable Securities are being delivered in Colorado. This Agreement shall be deemed to have been made and delivered in the State of Colorado and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Colorado.

          (b) The Company and the Holder each (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, or any other agreement entered into between the Company and the Holder pursuant to the private placement of the Notes or the Public Offering shall be instituted exclusively in District Court, Arapahoe County, State of Colorado, or in the United States District Court for the District of Colorado, each and any of which shall apply Colorado law, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the District Court, County of Arapahoe and the United States District Court for the District of Colorado in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and


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all process which may be served in any such suit, action or proceeding in the District Court, County of Arapahoe and the United States District Court for the District of Colorado, and agrees that service of process upon the Company or the Holder mailed by certified mail to the Company's or, as the case may be, the Holder's address shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding.

     5. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

     6. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, by Federal Express or other national overnight courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, and, if mailed, shall be deemed to have been received on the third day after a notice has been sent as follows:

          If to the Holder, to its address set forth on the signature page of this Agreement.

          If to the Company, to the address set forth on the first page of this Agreement.

     9. Binding Effect; Benefits. The Holder may not assign its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, without limitation, the permitted transferees of the Registrable Securities. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and


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such permitted assigns, any rights or remedies under or by reason of this Agreement.

     10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.







                              NAVIDEC, INC.


                              By:

                                  Ralph Armijo, President

HOLDER:




Name:
Address: